Citigroup Inc.
EUR 1,750,000,000 7.375% Fixed Rate Senior Notes due September 2019
under the
Programme for the
issuance of Euro Medium-Term Notes, Series B

This debt is not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.

2.	FDIC Guarantee:	Not applicable

3.	Specified Currency:	Euro ("EUR")

4.	Aggregate Nominal Amount:	EUR 1,750,000,000

5.	Issue Price:	99.073%

6.	(i) Specified Denominations:	EUR 50,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 99,000.

	(ii) Calculation Amount:	EUR 1,000

7.	Issue Date:	4 August 2009

8.	Maturity Date:	4 September 2019

9.	Interest Basis:	7.375% Fixed Rate

10.	Redemption/Payment Basis:	Redemption at par

11.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE

12.	Fixed Rate Note Provisions	Applicable

	(i) Rate of Interest:	7.375% per annum payable annually in arrears

(ii) Interest Payment Dates:
4 September in each year from, and including, 4 September 2010 to, and including, 4 September 2019, subject to the Following Business Day Convention. Business Days are London and TARGET.  No adjustment will be made to the Fixed Coupon Amount. Long first Interest Period from, and including, the Issue Date to, but excluding, the Interest Payment Date on 4 September 2010.

(iii) Fixed Coupon Amount	EUR 73.75 per Calculation Amount

(iv) Day Count Fraction:	Actual/Actual (ICMA)

(v) Broken Amount:	EUR 80.01 in respect of the Interest Payment Date falling on 4 September 2010.

PROVISIONS RELATING TO REDEMPTION

13.	Final Redemption Amount:	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

14.	Form of Notes:	Bearer Notes

15.	New Global Note Form:	Yes

16.	Additional Financial Center relating to Payment Dates:	London

17.	Consolidation provisions:	Applicable in the event of a re-opening

DISTRIBUTION

18.	TEFRA:	The D Rules are applicable

19.	Listing:	Luxembourg

OPERATIONAL INFORMATION

20.	ISIN Code:	XS0443469316

21.	Common Code:	044346931